JOINT FILER INFORMATION




Name:                                       Alliant Energy Resources, Inc.

Address:                                    4902 North Biltmore Lane

Designated Filer:                           Alliant Energy Corporation

Issuer and Ticker Symbol:                   Whiting Petroleum Corporation (WLL)

Date of Event Requiring Statement:          November 25, 2003

Signature:                                  ALLIANT ENERGY RESOURCES, INC.





                                            By:  /s/ F. J. Buri
                                                 --------------------------
                                                 F. J. Buri
                                                 Corporate Secretary